                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Natural Microsystems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                                                                 March 31, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company"), which will be held on April 30, 1999 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain information about the Company and its directors and officers.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

  We look forward to seeing you.

                                          Sincerely,

                                          /s/ Robert P. Schechter
                                          -------------------------------------
                                          Robert P. Schechter
                                          Chairman and Chief Executive Officer

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 30, 1999

  The Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 30, 1999 at 1:00 p.m., for the following purposes:

    1. To elect one director for a three-year term.

    2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan increasing the maximum number of shares issuable thereunder by 300,000.

    3. To approve an amendment to the Company's 1993 Non-Employee Directors' Stock Option Plan increasing the maximum number of shares issuable thereunder by 120,000.

    4. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999.

    5. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Dianne Callan
                                          Secretary

Dated: March 31, 1999

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       NATURAL MICROSYSTEMS CORPORATION
                            100 Crossing Boulevard
                        Framingham, Massachusetts 01702
                                (508) 620-9300

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of Natural MicroSystems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 30, 1999 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is April 5, 1999. The Company's Annual Report to Stockholders for 1998 is being mailed together with this Proxy Statement.

  Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 19, 1999 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 11,023,120 shares of Common Stock outstanding at the close of business on the record date.

  Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

  Under the Company's By-Laws, a quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters. It is the position of the Securities and Exchange Commission (the "SEC"), however, that, for purposes of approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") of the third proposal listed on the Notice of Annual Meeting, abstentions will be deemed the equivalent of negative votes.

                         STOCK OWNERSHIP OF DIRECTORS
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 8, 1999 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company.

                                         Number of Shares        Percent of
                 Name                  Beneficially Owned(1) Outstanding Shares
                 ----                  --------------------- ------------------
Zenas W. Hutcheson, III (2)...........          72,312                 *
W. Frank King.........................          16,900                 *
Pamela D. A. Reeve....................           9,950                 *
Ronald W. White (3)...................          20,413                 *
Robert P. Schechter...................         443,801               4.0
Charles T. Foskett....................         176,365               2.0
Ronald J. Bleakney....................          28,800                 *
Dorothy A. Terrell....................          43,065                 *
George D. Kontopidis..................          52,984                 *
All directors and executive officers
 as a group
 (15 persons) (2) (3).................       1,066,278               9.7
FMR Corp.(4)..........................       1,414,600              12.9
 82 Devonshire Street
 Boston, MA 02109
Franklin Resources, Inc. (5)..........         819,220               7.5
 777 Mariners Island Boulevard, 6th
 Floor San Mateo, CA 94404

--------
 * Less than 1%.

(1) Includes shares which may be acquired within sixty days after March 8, 1999 by exercise of stock options by the directors and executive officers as follows: Mr. Hutcheson, 5,000; Dr. King, 9,950; Ms. Reeve, 5,000; Mr. White, 5,000; Mr. Schechter 25,625; Mr. Foskett, 4,062; Mr.Bleakney, 6,289; Ms. Terrell, 3,281; Dr. Kontopidis, 3,125 and all directors and executive officers as a group, 82,330.
(2) Includes 22,456 shares held in trust for Mr. Hutcheson's children, as to which shares Mr. Hutcheson disclaims beneficial ownership.
(3) Includes 900 shares held by Mr. White's children, as to which shares Mr. White disclaims beneficial ownership.
(4) Consists of shares held by Fidelity Growth Company Fund (the "Fund") and other registered investment companies which are advisory clients of FMR Corp. ("FMR"). FMR may be deemed to have sole investment power as to all such shares. The Fund has sole voting power as to 1,084,600 of such shares. This information is based solely on a Schedule 13G filed with the SEC.
(5) Consists of shares held by registered investment companies and other advisory clients of wholly-owned subsidiaries of Franklin Resources Inc. ("FRI"). This information is based solely on a Schedule 13G filed with the SEC.

                             ELECTION OF DIRECTORS

                              (Item 1 of Notice)

  There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 1999, 2000 and 2001 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at five and nominated Mr. Hutcheson, whose term is expiring, for reelection. The director elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2002 and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect the nominee unless such authority is withheld by marking the proxy to that effect. The nominee has agreed to serve, but in the event the nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to the nominee, may be voted for the election of a substitute.

  Charles T. Foskett, whose term expires at the time of the annual meeting, is not standing for reelection. The following information is furnished with respect to the nominee for election as a director and for each director whose term of office will continue after the meeting.

                                                  Principal Occupation and Business
                                   Director       Experience During Last Five Years;
Name and Age as of March 16, 1999   Since         Directorships of Public Companies
---------------------------------  --------       ----------------------------------
Nominee for Reelection for Term Expiring in 2002
Zenas W. Hutcheson, III,             1989   Mr. Hutcheson has been, since September 1998,
 45..............................           a general partner of St. Paul Venture
                                            Capital, a venture capital firm. From 1982 to
                                            1998, Mr. Hutcheson was president of
                                            Hutcheson & Co., Inc., a management
                                            consulting firm.
Directors Whose Terms Expire in 2000
Robert P. Schechter,                 1995   Mr. Schechter has served as Chairman of the
 50..............................           Board, President and Chief Executive Officer
                                            of the Company since April 1995. From 1987 to
                                            1994, Mr. Schechter held various senior
                                            executive positions with Lotus Development
                                            Corporation and from 1980 to 1987 he was a
                                            partner of Coopers and Lybrand LLP. Mr.
                                            Schechter is also a director of Infinium
                                            Software, Inc. a developer of enterprise-
                                            level business software applications.
Ronald W. White, 58..............    1988   Mr. White has been, since October 1997, a
                                            partner of GSM Capital, a venture capital
                                            fund focused on wireless technology. Since
                                            1983, Mr. White has been a partner of
                                            Advanced Technology Development Fund, a
                                            venture capital firm. Mr. White is also a
                                            director of Preferred Networks, Inc., a
                                            provider of paging services.

                                                  Principal Occupation and Business
                                   Director       Experience During Last Five Years;
Name and Age as of March 16, 1999   Since         Directorships of Public Companies
---------------------------------  --------       ----------------------------------
Directors Whose Terms Expire in 2001
W. Frank King, 59................    1997   Dr. King has been, since November 1998, a
                                            private investor. From 1992 through October
                                            1998, he was President and Chief Executive
                                            Officer of PSW Technologies, Inc. (formerly a
                                            division of Pencom, Inc.),
                                            a provider of software services. From 1988 to
                                            1992 Dr. King was Senior Vice President of
                                            Development of Lotus Development Corporation,
                                            and for the previous 19 years he served in
                                            various positions with IBM Corporation,
                                            including his last position as Vice President
                                            of Development for the entry system division.
                                            He is also a director of Auspex Systems,
                                            Inc., a provider of network-attached storage
                                            devices, Cortelco Systems, Inc., a provider
                                            of telecommunications applications, Excalibur
                                            Technologies Corporation, a developer of
                                            document management software, PSW
                                            Technologies, Inc., and SystemSoft, Inc. a
                                            provider of software for desktop and mobile
                                            personal computer manufacturers.
Pamela D. A. Reeve, 49...........    1997   Ms. Reeve has been, since September 1993,
                                            Chief Executive Officer and a director and,
                                            from 1989 to September 1993, President, Chief
                                            Operating Officer and a director of
                                            Lightbridge, Inc., a provider of products and
                                            services which enable wireless
                                            telecommunications carriers to improve
                                            customer acquisition and retention processes.
                                            From 1978 to 1989, she was with The Boston
                                            Consulting Group, a management consulting
                                            firm. Ms. Reeve is a director of PageMart
                                            Wireless, Inc., a provider of wireless
                                            messaging services.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Dr. King and Ms. Reeve. The Audit Committee held five meetings during 1998.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. White and Hutcheson. The Compensation Committee held two meetings during 1998.

  During 1998, the Board of Directors of the Company held five meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he or she served.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid or accrued for services rendered in 1998, 1997 and 1996 to the chief executive officer and the other four executive officers of the Company who were most highly compensated in 1998 (the "Named Executive Officers").

                                                                     Long Term
                                    Annual Compensation             Compensation
                          ----------------------------------------- ------------
                                                                    Shares Under    Other
   Name and Principal                                                 Options    Compensation
        Position          Year Salary ($)   Commission($) Bonus ($)   (#) (1)       ($)(2)
   ------------------     ---- ----------   ------------- --------- ------------ ------------
Robert P. Schechter.....  1998  275,000                                40,000        4,999
Chairman and Chief        1997  250,000                    254,000                   5,371
 Executive Officer        1996  225,000                    112,500     90,000        2,793

Ronald J. Bleakney......  1998  225,000         94,943                100,625        4,999
Senior Vice President of
 Sales                    1997  170,000        129,172      24,000                   5,343
                          1996  145,000         99,975      14,500     30,000        6,111
Dorothy A. Terrell......  1998  201,635(3)                            210,000      100,199
Senior Vice President of  1997
 Operations
President of Services     1996
Charles T. Foskett......  1998  175,000         75,498                 55,000        4,999
Senior Vice President of  1997  155,000        109,951      15,500                   5,371
International Market
 Development              1996  145,000         54,931      14,500     15,000        6,359
George D. Kontopidis....  1998  175,000                                75,000        4,999
Vice President of
 Engineering              1997  155,000                    100,000                   4,491
                          1996  135,000                     54,000     25,000        4,893

--------
(1) Includes in 1998, except for Mr. Schechter, shares under options granted pursuant to the option repricing program described below.
(2) Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance. Also includes, for Ms. Terrell, $100,000 which she was paid as compensation for joining the Company.
(3) Ms. Terrell joined the company in February 1998.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows all stock option grants to the Named Executive Officers during 1998:

                                          Individual Grants
                         ----------------------------------------------------
                                                                                         Potential Realizable
                                            % of Total Options                             Value at Assumed
                          Number of Shares      Granted to                               Annual Rates of Stock
                         Underlying Options    Employees in    Exercise Price Expiration  Price Appreciation
          Name              Granted (1)        Fiscal Year         ($/sh)        Date     for Option Term (2)
          ----           ------------------ ------------------ -------------- ---------- ---------------------
                                                                                             5%        10%
                                                                                         ---------- ----------
Robert P. Schechter.....       40,000              2.2             34.31       1-26-08    2,235,690  3,559,963
Ronald J. Bleakney......       40,000(3)           2.2             34.31       1-26-08    2,235,690  3,559,963
                               60,625(4)           3.3             10.19       7-09-05      869,091  1,203,619
Dorothy A. Terrell......      105,000(3)           5.7             29.44       4-16-08    5,034,897  8,017,232
                              105,000(4)           5.7             10.19        7-9-05    1,505,232  2,084,621
Charles T. Foskett......       20,000(3)           1.1             34.31       1-26-08    1,117,845  1,779,982
                               35,000(4)           1.9             10.19        7-9-05      501,744    694,874
George D. Kontopidis....       25,000(3)           1.3             34.31       1-26-08    1,206,940  1,671,512
                               50,000(4)           2.7             10.19        7-9-05      716,777    992,676

--------
(1) All options become exercisable (vest) over a four-year period.
(2) As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that the stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of the stock.
(3) Canceled pursuant to the option repricing program described below.
(4) Granted pursuant to the option repricing program described below.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 1998, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

                                                     Number of Shares
                                                        Underlying        Value of Unexercised
                                                       Unexercised        In-the-Money Options
                                                    Options at FY-End           at FY-End
                                                 ------------------------ ---------------------
                          Number of
                           Shares
                         Acquired on    Value
          Name           Exercise(1) Realized($) Vested  Unvested  Total  Vested Unvested Total
          ----           ----------- ----------- ------- -------- ------- ------ -------- -----
Robert P. Schechter.....                         297,625 116,875  414,500  --      --      --
Ronald J. Bleakney......   25,313      400,339    10,351  68,399   78,750  --      --      --
Dorothy A. Terrell......                          26,250  78,750  105,000  --      --      --
Charles T. Foskett......    5,341       12,210    52,812  42,188   95,000  --      --      --
George D. Kotopidis.....   15,286      468,147    21,250  50,000   71,250  --      --      --

--------
(1) Does not include shares purchased by the Named Executive Officers during 1998 under the Company's 1993 Employee Stock Purchase Plan, as follows:
    800 shares each by Messrs. Schechter, Bleakney, Foskett and Kontopidis, and 400 shares by Ms. Terrell.

OPTION REPRICING TABLE

  As discussed in the Compensation Committee Report on Executive Compensation below, in 1998 the Company gave holders of stock options, including executive officers other than the chief executive officer, the opportunity to exchange options for new options with a lower exercise price and with a new vesting schedule beginning on the grant date of the new option. The following option repricing table sets forth information concerning such exchange of stock options by the executive officers of the Company. Except for such repricing in 1998, the Company has never repriced any stock options.

                                          Market Price
                                Number of of Stock at
                                 Options    Time of    Exercise Price               Length of Original
                                Repriced   Repricing       Before     New Exercise    Term Remaining
          Name            Date  (#Shares)     ($)      Repricing ($)   Price ($)   at Date of Repricing
          ----           ------ --------- ------------ -------------- ------------ --------------------
Ronald J. Bleakney...... 7/9/98   20,625     10.19         26.75         10.19               8
                         7/9/98   40,000     10.19         34.31         10.19              10
Dorothy A. Terrell...... 7/9/98  105,000     10.19         29.44         10.19              10
Charles T. Foskett...... 7/9/98   15,000     10.19         26.75         10.19               8
                         7/9/98   20,000     10.19         34.31         10.19              10
Allen P. Carney......... 7/9/98   75,000     10.19         13.25         10.19               8
                         7/9/98   20,000     10.19         26.75         10.19               8
                         7/9/98   20,000     10.19         34.31         10.19              10
Dianne Callan........... 7/9/98   15,000     10.19         19.88         10.19               9
George D. Kontopidis.... 7/9/98   25,000     10.19         26.75         10.19               9
                         7/9/98   25,000     10.19         34.31         10.19              10
Deborah Louis........... 7/9/98   50,000     10.19         19.88         10.19               9
R. Brough Turner........ 7/9/98   20,000     10.19         26.75         10.19               8
                         7/9/98   20,000     10.19         34.31         10.19              10

SEVERANCE AND OPTION VESTING ON CHANGE-IN-CONTROL

  The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary and the full vesting of all options.

DIRECTOR COMPENSATION

  Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, non-employee directors are entitled to certain option grants under the Company's 1993 Non-Employee Directors Stock Option Plan. See "1993 Non-Employee Directors Stock Option Plan" below.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

  The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and
(ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

  The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

  Compensation payments in excess of $1 million to the Chief Executive Officer or other four most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 1999 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

BASE SALARY

  The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. At the beginning of 1998, the base salaries of the executive officers were increased, based in part on the individual contributions of the executives, at an average rate of 13% over 1997 base salaries.

MERIT BONUS PROGRAM

  Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 1998 Management Incentive Plan (the "1998 Incentive Plan") set operating profit goals and merit bonus goals based on the 1998 operating plan approved by the Board of Directors. In addition, the 1998 Incentive Plan prescribed both an increase and a decrease in the merit bonus goals as a function of the Company's actual operating profit and the fulfillment of the specific management objectives for each executive. No merit bonuses were awarded to executive officers under the 1998 Incentive Plan.

STOCK-BASED COMPENSATION

  Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 170,000 shares were granted to executive officers in 1998 to reward the executive officers for their performance in 1997 and to establish appropriate ongoing incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee increased Mr. Schechter's base salary by 10% over the 1997 level based upon, among various factors, the Company's revenues and profits in 1997. Mr. Schechter was also granted an option for 40,000 shares in 1998 based upon his performance in 1997 and to establish appropriate ongoing incentives.

OPTION REPRICING

  The Committee determined in July 1998 that the exercise prices of many stock options previously granted were at such high levels compared to existing market value that the incentive and retention powers of the options had been substantially negated. Accordingly, the Committee adopted a program whereby all option holders, including executive officers other than the chief executive officer, had the opportunity to exchange options on a one-for-one basis for new options with an exercise price equal to the market value on the date of the exchange. As a condition of the exchange, the new options had full four-year vesting periods regardless of the extent to which the old options had vested.

                                          Compensation Committee

                                          Ronald W. White
                                          Zenas W. Hutcheson, III

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on February 17, 1994 (the effective date of the Company's initial public offering) and compares the change to December 31, 1998 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communication Equipment-Manufacturers). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                                                  2/18/94   12/30/94  12/29/95  12/31/96  12/31/97  12/31/98
                                                  -------   --------  --------  --------  --------  --------
 Natural Microsystems Corporation                  100       111.58    256.84    530.53     783.16   122.63
 Industry Index                                    100       112.02    167.64    196.34     255.80   450.59
 Broad Market                                      100       100.72    138.58    170.39     227.24   292.18

 THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person serving on the Compensation Committee at any time during 1998 was a present or former officer or employee of the Company or any of its subsidiaries. During 1998, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                             SECTION 16 REPORTING

  Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 1998 except for late filings of a Form 4 by Mr. White, a director, and of Forms 3 by Mr. Hult, the chief financial officer, and Mr. Toale, the vice president of human resources.

                                LOAN TO OFFICER

  The Company made loans during 1998 to R. Brough Turner, its senior vice president of technology, in the aggregate amount of $483,690, which amount was outstanding as of March 29, 1999. Mr. Turner's indebtedness to the Company is evidenced by two promissory notes which become due, together with interest at the rate of 9% per annum, on July 9, 1999 ($249,900) and October 13, 1999 ($233,790).

                AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

                              (Item 2 of Notice)

  On March 12, 1999, the Board of Directors of the Company adopted an amendment to the 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") increasing the number of shares issuable thereunder from 400,000 to 700,000. The purpose of the increase is to permit the Company to continue to provide its employees with an opportunity to participate in the Company through the purchase of Common Stock at a discount from market value.

  Approval by stockholders of this increase is required in order to meet the stockholder approval requirements of (i) Section 423 of the Internal Revenue Code, which governs stock purchase plans, (ii) the rules applicable to Companies whose shares are traded on The Nasdaq Stock Market, and (iii) the provisions of the plan regarding amendments.

  The Stock Purchase Plan currently provides for the issuance of a maximum of 400,000 shares of Common Stock, of which all but 137,073 have been issued or reserved for issuance pursuant to the current offering under the plan.

  All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by offerings which to date have been and are expected to be six months in duration. An eligible employee participating in an offering is able to purchase Common Stock at a price equal to the lower of (i) 85% of its fair market value at the commencement of the offering period and (ii) 85% of its fair market value on the last day of the offering period. Payment for Common Stock purchased under the Stock Purchase Plan is through regular payroll deductions or lump sum cash payment, or both, as determined by the Compensation Committee. The maximum value of

Common Stock an employee may purchase during an offering period is 10% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in the offering. To date, employees have also been limited to the purchase of a maximum of 400 shares per offering, and it is not expected that such limit will be changed.

  The following table sets forth the number of shares purchased during 1998 under the Stock Purchase Plan by the Named Executive Officers, the current executive officers as a group, and the non-executive officer employees.

   Robert P. Schechter...................................................    800
   Ronald J. Bleakney....................................................    800
   Dorothy A. Terrell....................................................    400
   Charles T. Foskett....................................................    800
   George D. Kontopidis..................................................    800
   Current executive officers as a group (11 persons)....................  6,280
   Non-executive officer employees....................................... 60,556

  The Board of Directors recommends approval of the amendment because it believes that the continuing availability of shares under the Stock Purchase Plan is a very important factor in the Company's ability to attract and retain experienced employees. The market for skilled personnel, especially those with the technical abilities required by the Company, is currently very competitive. This component of compensation is a important in recruiting and retaining such skilled personnel.

            AMENDMENT TO NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                              (Item 3 of Notice)

  On March 12, 1999, the Board of Directors of the Company adopted an amendment to the 1993 Non-Employee Directors Stock Option Plan (the "Director Plan") increasing the number of shares issuable thereunder from 120,000 to 240,000. The purpose of the increase is to continue to attract and retain qualified directors of the Company and to align their interests with those of the stockholders.

  Stockholder approval of the amendment is sought in order to meet the stockholder approval requirements of (i) Rule 16b-3 under the 1934 Act, (ii) the rules applicable to companies whose shares are traded on The Nasdaq Stock Market, and (iii) the provisions of the plan regarding amendments. The Board of Directors recommends approval of this amendment so that the Director Plan will remain an effective means of attracting and retaining non-employee directors and further aligning their interests with those of the stockholders.

  The Director Plan provides for the grant of non-qualified stock options to directors who are not employees of the Company. On March 8, 1999, there were outstanding under the plan options to purchase 88,025 shares of Common Stock at prices ranging from $4.88 to $49.25 per share, and there remained 1,668 shares available to be issued in connection with future grants. Under the Director Plan, each non-employee director currently receives (i) upon first being elected to the board an option for 15,000 shares which vests over three years and (ii) annually at the time of the annual meeting an option for 5,000 shares which vests at the time of the next annual meeting. For federal income tax purposes, ordinary compensation income is recognized upon exercise of the option in the amount of any excess of the then fair market value over the exercise price, and the Company is entitled to a corresponding deduction.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

                              (Item 4 of Notice)

  On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1999. This firm has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 2000 MEETING

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received on or before December 31, 1999 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after February 15, 2000, the persons named as proxies for the 2000 Annual Meeting will have discretionary authority to vote on such proposal.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                          By order of the Board of Directors

                                          Dianne Callan
                                          Secretary

March 31, 1999

  The Board of Directors hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                       NATURAL MICROSYSTEMS CORPORATION

 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING ON APRIL 30, 1999


The undersigned stockholder of Natural MicroSystems Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechier, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of Natural MicroSystems Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Natural MicroSystems Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 30, 1999 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

___________________________________      _______________________________________

___________________________________      _______________________________________

___________________________________      _______________________________________

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
NATURAL MICROSYSTEMS CORPORATION
--------------------------------------------------------------------------------

                                                                       1. Elect a Director,
                                                                          Nominee:
                                                                                                                 With-
                                                                                                         For     hold
                                                                             Zenas W. Hutcheson, III     [_]     [_]
Mark box at right if an address change or comment has been   [_]
noted on the reverse side of this card.
                                                                                                         For     Against   Abstain
     CONTROL NUMBER:                                                   2. Approve an amendment to the    [_]       [_]       [_]
     RECORD DATE SHARES:                                                  Company's Employee Stock
                                                                          Purchase Plan increasing
                                                                          the maximum number of shares
                                                                          issuable thereunder.

                                                                       3. Approve an amendment to the    [_]       [_]       [_]
                                                                          Company's Non-Employee
                                                                          Directors' Stock Option Plan
                                                                          increasing the maximum number
                                                                          of shares issuable thereunder.

                                                                       4. Ratify the Board of Directors' [_]       [_]       [_]
                                                                          selection of
                                                                          PricewaterhouseCoopers LLP as
                                                                          independent auditors.

                                                       ---------------
          Please be sure to sign and date this Proxy.  Date               IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
----------------------------------------------------------------------    UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
                                                                          MEETING OR ANY ADJOURNMENT THEREOF.

                                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
------------------Stockholder sign here --------- Co-Owner sign here--                FOR PROPOSALS 1, 2, 3 AND 4.

DETACH CARD                                                                                                              DETACH CARD

                       NATURAL MICROSYSTEMS CORPORATION

               Dear Stockholder:

               Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

               Sincerely,

               NATURAL MICROSYSTEMS CORPORATION